Exhibit 4.2

ABBVIE INC.

SUPPLEMENTAL INDENTURE NO. 10

$2,250,000,000 4.800% Senior Notes due 2027
$2,500,000,000 4.800% Senior Notes due 2029
$2,000,000,000 4.950% Senior Notes due 2031
$3,000,000,000 5.050% Senior Notes due 2034
$750,000,000 5.350% Senior Notes due 2044
$3,000,000,000 5.400% Senior Notes due 2054
$1,500,000,000 5.500% Senior Notes due 2064

THIS SUPPLEMENTAL INDENTURE NO. 10, dated as of February 26, 2024 (the “Supplemental Indenture”), among ABBVIE INC., a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor-in-interest to U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 8, 2012 (as heretofore supplemented or amended, the “Indenture”), providing for the issuance from time to time of one or more series of Securities (as defined in the Indenture);

WHEREAS, Article IX of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 9.1(7) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of each such series as follows:

Article 1.
RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1             Relation to Indenture.  This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2             Definitions.  For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“2027 Notes” means the 4.800% Senior Notes due 2027.

“2029 Notes” means the 4.800% Senior Notes due 2029.

“2031 Notes” means the 4.950% Senior Notes due 2031.

“2034 Notes” means the 5.050% Senior Notes due 2034.

“2044 Notes” means the 5.350% Senior Notes due 2044.

“2054 Notes” means the 5.400% Senior Notes due 2054.

“2064 Notes” means the 5.500% Senior Notes due 2064.

“Definitive Note” means a certificated Note that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth in Exhibits A1 through A7 to this Supplemental Indenture.

“Notes” means the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who will initially be the Trustee.

“Participant” means members of, or participants in, the Depository.

Section 1.3             Amendment to Section 4.1 of the Indenture.  Solely as it relates to the Notes, Section 4.1 of the Indenture shall be amended by replacing subsection (1)(B) with the following:

(B)	all of the Securities of such series not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable,

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          if redeemable at the Company’s option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities of such series to the date of such deposit (in the case of Securities which have become due and payable), or to their Stated Maturity or the Redemption Date, as the case may be (provided that in connection with any discharge relating to any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date), together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at Maturity or the Redemption Date, as the case may be;

Section 1.4             Amendment to Section 5.1 to the Indenture. Solely as it relates to the Notes, Section 5.1 of the Indenture shall be amended by:

(a)           replacing subsection (4) with the following:

“default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after the giving of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (provided that such notice may not be given with respect to any action taken, and reported publicly or to Holders of the Securities more than two years prior to such notice);” and

(b)           adding the following paragraph at the end of Section 5.1:

“Any time period in this Indenture to cure any actual or alleged default or Event of Default may be extended or stayed by a court of competent jurisdiction.”

Section 1.5             Amendment to Section 11.2 of the Indenture.  Solely as it relates to the Notes, Section 11.2 of the Indenture shall be amended by replacing “45 days” with “15 days” therein.

Section 1.6             Amendment to Section 11.3 of the Indenture. Solely as it relates to the Notes, Section 11.3 of the Indenture shall be amended by (a) replacing “45 days” with “15 days” therein, in each instance thereof, and (b) replacing “by random lot” with “pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair.”

Section 1.7             Amendment to Section 11.4 of the Indenture. Solely as it relates to the Notes, Section 11.4 of the Indenture shall be amended by:

(a)           replacing the first sentence therein with the following:

“Notice of redemption shall be given electronically or by first-class mail, postage prepaid to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register, or otherwise in accordance with the applicable procedures of The Depository Trust Company, sent or mailed not less than 10 nor more than 60 days prior to the Redemption Date.”

(b)           adding the following sentence to the end of Section 11.4 of the Indenture:

“Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.”

Section 1.8             Amendment to Section 13.4 of the Indenture. Solely as it relates to the Notes, Section 13.4 of the Indenture shall be amended by replacing subsections (5) and (6) with the following:

(5)	In the case of an election under Section 13.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax in the same manner as would have been the case if such defeasance had not occurred.

(6)	In the case of an election under Section 13.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax in the same manner as would have been the case if such covenant defeasance had not occurred.

Section 1.9             Rules of Construction.  For all purposes of this Supplemental Indenture:

(a)           capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)           all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c)           the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d)           in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

Article 2.
THE SECURITIES

Section 2.1             Title of the Notes.  There shall be (i) a series of Securities designated the 4.800% Senior Notes due 2027, (ii) a series of Securities designated the 4.800% Senior Notes due 2029, (iii) a series of Securities designated the 4.950% Senior Notes due 2031, (iv) a series of Securities designated the 5.050% Senior Notes due 2034, (v) a series of Securities designated the 5.350% Senior Notes due 2044, (vi) a series of Securities designated the 5.400% Senior Notes due 2054, and (vi) a series of Securities designated the 5.500% Senior Notes due 2064.

Section 2.2             Initial Principal Amount.  The 4.800% Senior Notes due 2027 will be initially issued in an aggregate principal amount of $2,250,000,000, the 4.800% Senior Notes due 2029 will be initially issued in an aggregate principal amount of $2,500,000,000, the 4.950% Senior Notes due 2031 will be initially issued in an aggregate principal amount of $2,000,000,000, the 5.050% Senior Notes due 2034 will be initially issued in an aggregate principal amount of $3,000,000,000, the 5.350% Senior Notes due 2044 will be initially issued in an aggregate principal amount of $750,000,000, the 5.400% Senior Notes due 2054 will be initially issued in an aggregate principal amount of $3,000,000,000, and the 5.500% Senior Notes due 2064 will be initially issued in an aggregate principal amount of $1,500,000,000.

Section 2.3             [Reserved].

Section 2.4             Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the forms set forth in the corresponding Exhibits A1-A7 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes of each series and any additional Notes of such series subsequently issued under the Indenture will be treated as a single series or class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions; provided that, if any such additional Notes are not fungible with the existing Notes for Federal income tax purposes, such additional Notes will have a separate CUSIP number.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Company hereby designates The Depository Trust Company as the initial Depository for the Global Notes.

(b)           Global Notes.  The Notes will be issued initially in the form of one or more global notes (the “Global Notes”) in definitive, fully registered, book-entry form. The Global Notes will be delivered to the Notes Custodian and registered in the name of the Depository or the nominee of such Depository. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)           Book-Entry Provisions.  This Section 2.4(c) shall apply only to a Global Note deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.4(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

(d)           Payments.  Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of the Depository or its nominee will be payable to the Depository in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes, whether or not the Notes be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(e)           Definitive Notes.  Except as provided in Section 2.6, owners of a beneficial interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Definitive Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Section 2.5            Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Security Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and

(B)           are accompanied by the following additional information and documents, as applicable:

(x)           if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or

(y)          if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form satisfactory to the Trustee).

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirement set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.6, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)         If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)         Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(d)           [Reserved].

(e)           [Reserved].

(f)           Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)           Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company or the Security Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 9.6 or 11.7 of the Indenture).

(h)           Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(i)            The Company hereby appoints the Trustee as Security Registrar for the Notes. Neither the Company nor the Security Registrar shall be required to register the transfer of or exchange Notes of any series (i) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that series selected for redemption under Section 11.3 of the Indenture and ending at the close of business on the day of such mailing, or (ii) so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(j)            All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same Debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(k)            No Obligation of the Trustee.

(i)             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.6             Definitive Notes.

(a)            A Global Note deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 2.4 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.5 and (i) the Depository (A) notifies the Company that the Depository is no longer willing or able to act as a depositary or clearing system for the Notes or (B) ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and in either event, a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) upon the occurrence and continuation of an Event of Default and the Depository notifies the Trustee of its decision to exchange the Global Note for Definitive Notes, or (iii) the Company determines not to have the Notes represented by a Global Note.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.6 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon Company Order the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.6 shall be executed, authenticated and delivered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as requested by or on behalf of the Depository (in accordance with its customary procedures).

(c)           The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)           In the event of the occurrence of any of the events specified in Section 2.6(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Article 3.
MISCELLANEOUS PROVISIONS

Section 3.1             Ratification.  The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 3.2            Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (e.g., www.docusign.com) shall constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture and (solely as it relates to the Notes) in the Indenture shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, in each case, except to the extent arising from the negligence or bad faith of the Trustee.

Section 3.3             Governing Law.  THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.4            Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.5             The Trustee.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Securities.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ABBVIE INC.

By:	/s/ Scott T. Reents
	Name:	Scott T. Reents
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

[Signature Page to Supplemental Indenture]